Exhibit 10.18


                        ASSIGNMENT OF PURCHASE AGREEMENT

         This Assignment of Commercial Contract - Improved Property is entered into by and between Mark D. Zimmerman as Qualified Exchange Accommodator for Montgomery Realty Group, Inc., a Nevada corporation ("Buyer") and John DiMeglio ("Assignor") and is based upon the following facts and representations:

         A. Assignor entered into a Commercial Contract - Improved Property (the "Purchase and Sale Agreement" with Ashdale Limited Partnership as the Seller ("Seller").

         B. Assignor and Assignee now mutually desire to assign all rights and obligations under the Purchase and Sale Agreement to Assignee for the benefit of Montgomery Realty Group, Inc. ("Equitable Beneficiary").

NOW THEREFORE, in consideration of valuable consideration, receipt of which is hereby acknowledged, which consideration includes, but not limited to payment by Assignee to Original Buyer of the sum of Fifty Dollars ($50.00), the parties hereto agree as follows:

         1. Original Buyer irrevocably assigns to Assignee all rights, title and privileges arising in favor of Original Buyer pursuant to the terms, covenants and conditions set forth in the "Commercial Contract - Improved Property" a copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference.

         2. Assignee, subject to his rights of inspection, termination and waiver as set forth in the "Commercial Contract - Improved Property" hereby assumes all obligations to pay the Purchase Price and otherwise discharge the obligations of Original Buyer to Seller as set forth in the "Commercial Contract - Improved Property" subject to any amendments or alterations thereto.

         3. Assignor represents and warrants that he has the legal right to assign the "Commercial Contract - Improved Property" and all rights, title and interest therein. Assignor does not make any representations or warranties as to the improved real property that is the subject of the "Commercial Contract - Improved Property"

         4. Assignee represents that he has the legal right to assume the "Commercial Contract - Improved Property" and, if ultimately consummated, to fulfill the obligations of Assignor thereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment of Purchase Agreement ("Agreement") effective June 17, 2005.

                                          ASSIGNOR:

                                          By: /s/ John DiMeglio
                                              ----------------------------------
                                              Mr. John DiMeglio

                                          BUYER:

                                          By: /s/ Mark D. Zimmerman
                                               ---------------------------------
                                              Mr. Mark D. Zimmerman
                                              As Qualified Exchange Accommodator
                                              For Montgomery Realty Group, Inc.,
                                              a Nevada corporation

                                          EQUITABLE BENEFICIARY:
                                          Montgomery Realty Group, Inc.

                                          By: /s/ Dinesh Maniar
                                              ----------------------------------
                                              Mr. Dinesh Maniar
                                              Montgomery Realty
                                              Group, Inc. a
                                              Nevada corporation

                        TEXAS ASSOCIATION OF REALTORS(R)

                     COMMERCIAL CONTRACT - IMPROVED PROPERTY
   USE OF THIS FORM BY PERSONS WHO ARE NOT MEMBERS OF THE TEXAS ASSOCIATION OF
                         REALTORS(R) IS NOT AUTHORIZED.

                 (C)Texas Association of REALTORS(R), Inc. 2002



1. PARTIES: Seller agrees to sell and convey to Buyer the Property described in Paragraph 2. Buyer agrees to buy the Property from Seller for the sales price stated in Paragraph 3. The parties to this contract are:

         Seller:  Ashdale Limited Partnership
         Address: 5309 Marivera, Plano, TX 75093
         Phone: (214) 770-2346      Fax: (469) 467-7008

         Buyer:  John DiMeglio and/or assigns
         Address: 17971 Skypark Circle Suite G, Irvine, CA 92614
         Phone: (310) 918-4622     Fax: (949) 250-4055

2. PROPERTY:

         A. "Property" means that real property situated in Travis County, Texas at 2450 Ashdale Dr., Austin, TX 78757 (address) and that is legally described on the attached Exhibit __ or as follows:
                  The Ashdale Gardens Apartments located at 2450 Ashdale Dr., Austin, TX 78757 Lot 1 Davis & Homes Subd

         B.       Seller will sell and convey the Property together with:

                  (1)      all buildings, improvements, and fixtures;
                  (2) all rights, privileges, and appurtenances pertaining to the Property, including Seller's right, title, and interest in any minerals, utilities, adjacent streets, alleys, strips, gores, and rights-of-way;
                  (3) Seller's interest in all leases, rents, and security deposits for all or part of the Property;
                  (4) Seller's interest in all licenses and permits related to the Property;
                  (5) Seller's interest in all third party warranties or guaranties, if transferable, relating to the Property or any fixtures;
                  (6) Seller's interest in any trade names, if transferable, used in connection with the Property; and
                  (7) all Seller's tangible personal property located on the Property that is used in connection with the Property's operations except: ______________.

(Describe any exceptions, reservations, or restrictions in Paragraph 11 or an addendum.) (If the Property is a condominium, attach condominium addendum.)

3. SALES PRICE: At or before closing, Buyer will pay the following sales price for the Property:

         A.       Cash portion payable by Buyer at closing.......... $1,950,000
         B.       Sum of all financing described in Paragraph 4......$_________
         C.       Sales price (sum of 3A and 3B).....................$1,950,000

Initialed for Identification by Buyer JD Seller AK                  Page 1 of 14

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Commercial Contract - Improved Property concerning 2450 Ashdale Dr., Austin,
TX 78757

4. FINANCING: Buyer will finance the portion of the sales price under Paragraph 3B as follows:

[ ]      A. Third Party Financing: One or more third party loans in the total amount of $_____. This contract:

         [X] (1) is not contingent upon Buyer obtaining third party financing.
         [ ] (2) is contingent upon Buyer obtaining third party financing in accordance with the attached Financing Addendum.

[ ]      B. Assumption: In accordance with the attached Financing Addendum,
Buyer will assume the existing promissory note secured by the Property, which balance at closing will be $_____.

[ ]      C. Seller Financing: The delivery of a promissory note and deed of trust from Buyer to Seller under the terms of the attached Financing Addendum in the amount of $_____.

5. EARNEST MONEY:

         A. Not later than 3 days after the effective date, Buyer must deposit $20,000.00 as earnest money with Heritage Title Company c/o Terri, 512-505-5000 (title company and escrow agent) at 401 Congress Ave., #1500, Austin, TX 78701 (title company's address). Buyer will deposit additional earnest money of $___ on or before: (i) the __ day after Buyer's right to terminate under Paragraph 7B(3) expires; or (ii) _____. The title company is the escrow agent under this contract.

         B. If Buyer fails to timely deposit the earnest money, Seller may terminate this contract by providing written notice to Buyer before Buyer deposits the earnest money and may exercise Seller's remedies under Paragraph 15.

         C. Buyer may instruct the escrow agent to deposit the earnest money in an interest-bearing account at a federally insured financial institution and to credit any interest to Buyer.

6. TITLE POLICY AND SURVEY:

         A. Title Policy:

                  (1) Seller, at Seller's expense, will furnish Buyer an Owner's Policy of Title Insurance (the title policy) issued by the title company in the amount of the sales price, dated at or after closing, insuring Buyer against loss under the title policy, subject only to:
                           (a) those title exceptions permitted by this contract or as may be approved by Buyer in writing; and
                           (b) the standard printed exceptions contained in the promulgated form of title policy unless this contract provides otherwise.

                  (2) The standard printed exception as to discrepancies, conflicts, or shortages in area and boundary lines, or any encroachments or protrusions, or any overlapping improvements:
                  [X] (a) will not be amended or deleted from the title policy.
                  [ ] (b) will be amended to read "shortages in areas" at the expense of [ ] Buyer [ ] Seller.

                  (3) Buyer may object to any restrictive covenants on the Property within the time required under Paragraph 6C.

                  (4) Within 7 days after the effective date, Seller will furnish Buyer a commitment for title insurance (the commitment) including legible copies of recorded documents evidencing title exceptions. Seller authorizes the title company to deliver the commitment and related documents to Buyer at Buyer's address.

Initialed for Identification by Buyer JD Seller AK                  Page 2 of 14

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Commercial Contract - Improved Property concerning 2450 Ashdale Dr., Austin,
TX 78757

         B. Survey:
                  (1) Within 7 days after the effective date:

                  [ ] (a) Buyer will obtain a survey of the Property at Buyer's expense and deliver a copy of the survey to Seller.

                  [ ] (b) Seller, at Seller's expense, will furnish Buyer a
                          survey of the Property dated after the effective date.

                  [X] (c) Seller will deliver a true and correct copy of
                          Seller's existing survey of the Property dated most recent. Seller, at Seller's expense:

                      [X] (i) will have the existing survey recertified on a
                          date not earlier than 6/30/2005.

                      [ ] (ii) will not have the existing survey recertified.
                          Seller [ ] will [ ] will not deliver to the title company an affidavit required by the title company for approval of the survey that states that Seller knows of no changes or alterations to the Property as depicted on the survey.

                  (2) The survey required under Paragraph 6B(1) must be made by a Registered Professional Land Surveyor acceptable to the title company. The survey must:
                           (a) identify the Property by metes and bounds or platted lot description;
                           (b) show that the survey was made and staked on the ground with corners permanently marked;
                           (c) set forth the dimensions and total area of the Property;
                           (d) show the location of all improvements, highways, streets, roads, railroads, rivers, creeks or other waterways, fences, easements, and rights-of-way on the Property with all easements and rights-of-way referenced to their recording information;
                           (e) show any discrepancies or conflicts in boundaries, any visible encroachments, and any portion of the Property lying in a special flood hazard area (an "A" or "V zone as shown on the current Federal Emergency Management Agency (FEMA) flood insurance rate map); and
                           (f) contain the surveyor's certificate that the survey is true and correct.

         C. UCC Search:

         [X]      (1)      Within 30 days after the effective date, Seller, at
                           Seller's expense, will furnish Buyer a Uniform
                           Commercial Code (UCC) search prepared by a reporting service and dated after the effective date. The search must identify documents that are on file with the Texas Secretary of State and the county where the Property is located that relate to all personal property on the Property and show, as debtor, Seller and all other owners of the personal property in the last 5 years.

         [ ]      (2)      Buyer does not require Seller to furnish a UCC
                           search.

         D. Buyer's Objections to the Commitment, Survey, and UCC Search:

                  (1) Within 5 days after Buyer receives the commitment, copies of the documents evidencing the title exceptions, any required survey, and any required UCC search, Buyer may object to matters disclosed in the items if:
                           (a) the matters disclosed constitute a defect or encumbrance to title other than those permitted by this contract or liens that Seller will satisfy at closing or Buyer will assume at closing; or
                           (b) the items show that any part of the Property lies in a special flood hazard area (an "A" or "V" zone as defined by FEMA);

Initialed for Identification by Buyer JD Seller AK                  Page 3 of 14

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Commercial Contract - Improved Property concerning 2450 Ashdale Dr., Austin,
TX 78757

                  (2) Seller may, but is not obligated to, cure Buyer's timely objections within 20 days after Seller receives the objections. The closing date will be extended as necessary to cure the objections. If Seller fails to cure the objections by the time required, Buyer may terminate this contract by providing written notice to Seller within 5 days after the time by which Seller must cure the objections. If Buyer terminates, the earnest money, less any independent consideration under Paragraph 7B(3)(a), will be refunded to Buyer.
                  (3) Buyer's failure to timely object or terminate under this Paragraph 6C is a waiver of Buyer's right to object except that Buyer will not waive the requirements in Schedule C of the commitment.

7. PROPERTY CONDITION:

[X]      A.       Present Condition: (Check (1) or (2) only.)

         [X]      (1) Buyer accepts the Property in its present "as-is"
                      condition.

         [ ]      (2) Buyer accepts the Property in its present condition except that Seller, at Seller's expense, will complete the following before closing:________________________________.

[X]      B.       Feasibility:

                  (1) Delivery of Property Information: Within 5 days after the effective date, Seller will deliver to Buyer the following items to the extent that the items are in Seller's possession or are readily available to Seller. Any item not delivered is deemed not to be in Seller's possession or readily available to Seller. The items Seller will deliver are:
                           (a) a current rent roll of all leases affecting the Property certified by Seller as true and correct;
                           (b) copies of all current leases pertaining to the Property, including any modifications, supplements, or amendments to the leases;
                           (c) a current inventory of all personal property to be conveyed under this contract;
                           (d) copies of all notes and deeds of trust against the Property that Buyer will assume or that Seller will not pay in full on or before closing;
                           (e) copies of all current service, maintenance, and management agreements relating to the ownership and operation of the Property
                           (f) copies of current utility capacity letters from the Property's water and sewer service provider;
                           (g) copies of all current warranties and guaranties relating to all or part of the Property;
                           (h) copies of fire, hazard, liability, and other insurance policies that currently relate to the Property;
                           (i)      copies of all leasing or commission
                                    agreements that currently relate to all or part of the Property;
                           (j)      [subsection deleted by hand];
                           (k) copies of all invoices for utilities and repairs incurred by Seller for the Property in the 24 months immediately preceding the effective date;
                           (l) a copy of Seller's income and expense statement for the Property from 1/1/2002 to year to date 2005;
                           (m) copies of all previous environmental assessments, studies, or analyses made on or relating to the Property;
                           (n) real and personal property tax statements for the Property for the previous 2 calendar years; and
                           (o)      ___________________________________________.

Initialed for Identification by Buyer JD Seller AK                  Page 4 of 14

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Commercial Contract - Improved Property concerning 2450 Ashdale Dr., Austin,
TX 78757

                  (2) Inspections, Studies, or Assessments:
                           (a)      Within 10 days after the effective date,
                                    Buyer, at Buyer's expense, may complete or
                                    cause to be completed inspections, studies,
                                    or assessments of the Property, including
                                    all improvements and fixtures. Inspections,
                                    studies, or assessments may include, but are
                                    not limited to:
                                    (i)      physical property inspections (for
                                             example, structural pest control,
                                             mechanical, structural, electrical,
                                             and plumbing inspections);
                                    (ii)     economic feasibility studies;
                                    (iii)    environmental assessments (for
                                             example, soil tests, air sampling,
                                             and paint sampling);
                                    (iv)     engineering studies; and
                                    (v)      compliance inspections (for
                                             example, compliance determination
                                             with zoning ordinances,
                                             restrictions, building codes, and
                                             statutes).
                           (b)      Seller, at Seller's expense, will turn on
                                    all utilities necessary for Buyer to make
                                    inspections, studies, or assessments.
                           (c)      Buyer must:
                                    (i)      employ only trained and qualified
                                             inspectors and assessors;
                                    (ii)     notify Seller, in advance, of when
                                             the inspectors or assessors will be
                                             on the Property;
                                    (iii)    abide by any reasonable entry rules
                                             or requirements that Seller may
                                             require;
                                    (iv)     not interfere with existing
                                             operations or occupants of the
                                             Property; and
                                    (v)      restore the Property to its
                                             original condition if altered due
                                             to inspections, studies, or
                                             assessments that Buyer completes or
                                             causes to be completed.
                           (d)      Except for those matters that arise from the
                                    negligence of Seller or Seller's agents,
                                    Buyer is responsible for any claim,
                                    liability, encumbrance, cause of action, and
                                    expense resulting from Buyer's inspections,
                                    studies, or assessments, including any
                                    property damage or personal injury. Buyer
                                    will indemnify, hold harmless, and defend
                                    Seller and Seller's agents against any claim
                                    involving a matter for which Buyer is
                                    responsible under this paragraph. This
                                    paragraph survives termination of this
                                    contract.
                  (3)      Feasibility Period and Right to Terminate: Buyer may
                           terminate this contract for any reason within 10 days
                           after the effective date by providing Seller with
                           written notice of termination. If Buyer does not
                           terminate within the time required, Buyer accepts the
                           Property in its present "as is" condition with any
                           repairs Seller is obligated to complete under this
                           contract. (Check only one box.)
                  [X]      (a)      If Buyer terminates under this Paragraph
                                    7B(3), the earnest money will be refunded to
                                    Buyer less $200.00 that Seller will retain
                                    as independent consideration for Buyer's
                                    right to terminate. Buyer has tendered the
                                    independent consideration to Seller upon
                                    payment of the full amount specified in
                                    Paragraph 5 to the escrow agent. The
                                    independent consideration is to be credited
                                    to the sales price only upon closing of the
                                    sale.
                  [ ]      (b)      Buyer has paid Seller $_____ as independent
                                    consideration for Buyer's right to terminate by tendering such amount directly to Seller or Seller's agent. If Buyer terminates under this Paragraph 7B(3), the earnest money will be refunded to Buyer and Seller will retain the independent consideration. The independent consideration [ ] will [ ] will not be credited to the sales price upon closing of the sale.

Initialed for Identification by Buyer JD Seller AK                  Page 5 of 14

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Commercial Contract - Improved Property concerning 2450 Ashdale Dr., Austin,
TX 78757

                  (4) Return of Property Information: If this contract terminates for any reason, Buyer will, not later than 10 days after the termination date: (i) return to Seller all those items described in Paragraph 7B(1) that Seller delivered to Buyer and all copies that Buyer made of those items; and (ii) deliver copies of all inspection and assessment reports (excluding economic feasibility studies) related to the Property that Buyer completed or caused to be completed. This Paragraph 7B(4) survives termination of this contract.
                  (5) Contracts Affecting Operations: After Buyer's right to terminate under Paragraph 7B(3) expires, Seller may not enter into, amend, or terminate any other contract that affects the operations of the Property without Buyer's prior written approval.

8. BROKERS:

         A.       The brokers to this sale are:

         KTC Enterprises                   The Jones and Jones Company
         Cooperating Broker  License No.   Principal Broker  0437570 License No.

         4311 Annapolis Ct., Suite A,
         Austin TX
         Address                           Address

         (512) 670-2527   (512) 670-2024   (512) 288-8522       (512) 288-8506
         Phone            Fax              Phone                Fax

         Cooperating Broker represents buyer. Principal Broker:
                                              (Check only one box)
                                              [X] represents Seller only.
                                              [ ] represents Buyer only.
                                              [ ] is an intermediary between
                                                  Seller and Buyer.

         B.       Fees: (Check only one box.)
         [ ]      (1)      Seller will pay Principal Broker the fee specified by
                           separate written commission agreement between
                           Principal Broker and Seller. Principal Broker will
                           pay Cooperating Broker the fee specified in the
                           Agreement Between Brokers found below the parties'
                           signatures to this contract.
         [X]      (2)      At the closing of this sale, Seller will pay:

                           Cooperating Broker a           Principal Broker a
                           total cash fee of:             total cash fee of:
                           [X] 2.000 % of the sales       [X] 2.000 % of the
                               price.                         sales price.

                           The cash fees will be paid in Travis County, Texas. Seller authorizes escrow agent to pay the brokers from the Seller's proceeds at closing.

                           NOTICE: Chapter 62, Texas Property Code, authorizes a broker to secure an earned commission with a lien against the Property.

         C. The parties may not amend this Paragraph 8 without the written consent of the brokers affected by the amendment.

9. CLOSING:

         A. The closing of the sale will be on or before 45 days from effective date of contract or within 7 days after objections to title have been cured, whichever date is later (the closing date). If either party fails to close by the closing date, the non-defaulting party may exercise the remedies in Paragraph 15.

Initialed for Identification by Buyer JD Seller AK                  Page 6 of 14

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Commercial Contract - Improved Property concerning 2450 Ashdale Dr., Austin,
TX 78757

         B. At closing, Seller will execute and deliver, at Seller's expense, a [X] general [ ] special warranty deed. The deed must include a vendor's lien if any part of the sales price is financed. The deed must convey good and indefeasible title to the Property and show no exceptions other than those permitted under Paragraph 6 or other provisions of this contract. Seller must convey the Property at closing:
                  (1) with no liens, assessments, or Uniform Commercial Code or other security interests against the Property which will not be satisfied out of the sales price unless securing loans Buyer assumes;
                  (2)      without any assumed loans in default; and
                  (3) with no persons in possession of any part of the Property as lessees, tenants at sufferance, or trespassers except tenants under the written leases assigned to Buyer under this contract.

         C.       At closing, Seller, at Seller's expense, will also deliver:
                  (1) tax statements showing no delinquent taxes on the Property;
                  (2) a bill of sale with warranties to title conveying title, free and clear of all liens, to any personal property defined as part of the Property in Paragraph 2 or sold under this contract;
                  (3)      an assignment of all leases to or on the Property;
                  (4) to the extent that the following items are assignable, an assignment to Buyer of the following items as they relate to the Property or its operations:
                           (a)      licenses and permits;
                           (b)      maintenance, management, and other
                                    contracts; and
                           (c)      warranties and guaranties;
                  (5) a rent roll current on the day of the closing certified by Seller as true and correct;
                  (6) evidence that the person executing this contract is legally capable and authorized to bind Seller; and
                  (7) any notices, statements, certificates, affidavits, releases, and other documents required by this contract, the commitment, or law necessary for the closing of the sale and the issuance of the title policy, all of which must be completed and executed by Seller as necessary.

         D. At closing, Buyer will:
                  (1) pay the sales price in good funds acceptable to the escrow agent;
                  (2) deliver evidence that the person executing this contract is legally capable and authorized to bind Buyer;
                  (3) execute and deliver any notices, statements, certificates, or other documents required by this contract or law necessary to close the sale.

         E. Unless the parties agree otherwise, the closing documents will be as found in the basic forms in the current edition of the State Bar of Texas Real Estate Forms Manual without any additional clauses.

10. POSSESSION: Seller will deliver possession of the Property to Buyer upon closing and funding of this sale in its present condition with any repairs Seller is obligated to complete under this contract, ordinary wear and tear excepted. Until closing, Seller will operate the Property in the same manner as on the effective date and will not transfer or dispose of any of the personal property described in Paragraph 2B or sold under this contract. Any possession by Buyer before closing or by Seller after closing that is not authorized by a separate written lease agreement is a landlord-tenant at sufferance relationship between the parties.

11. SPECIAL PROVISIONS: (Identify exhibit if special provisions are contained in an attachment.) Buyer to cooperate with Seller's 1031 tax free exchange at no cost to the Buyer. Seller to cooperate with Buyer's 1031 tax free exchange at no cost to the Seller. A fax signature or initials by either party is binding. Stephen Frankel of the Jones and Jones Company is the listing agent and is representing the seller in this transaction. One of the sellers is a licensed real estate agent in Texas. Seller to transfer to Buyer at closing, the insurance settlement for the hail damage to the property in which the insurance check is estimated to be over $60,000. Purchaser agrees to wire/send $25,000 of non-refundable money to the existing lender as soon as the forebearance agreement is in place.

Initialed for Identification by Buyer JD Seller AK                  Page 7 of 14
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Commercial Contract - Improved Property concerning 2450 Ashdale Dr., Austin,
TX 78757

12. SALES EXPENSES:

         A. Seller's Expenses: Seller will pay for the following at or before closing:
                  (1) releases of existing liens, other than those liens assumed by Buyer, including prepayment penalties and recording fees;
                  (2)      release of Seller's loan liability, if applicable;
                  (3)      tax statements or certificates;
                  (4)      preparation of the deed and any bill of sale;
                  (5)      one-half of any escrow fee;
                  (6) costs to record any documents to cure title objections that Seller must cure; and
                  (7) other expenses that Seller will pay under other provisions of this contract.

         B. Buyer's Expenses: Buyer will pay for the following at or before closing:
                  (1) all loan expenses (for example, application fees, origination fees, discount fees, buy-down fees, commitment fees, appraisal fees, assumption fees, recording fees, tax service fees, mortgagee title policy expenses, credit report fees, document preparation fees, interest expense that Buyer's lender requires Buyer to pay at closing, loan related inspection fees, amortization schedule fees, courier fees, underwriting fees, wire transfer fees, and other fees required by Buyer's lender);
                  (2)      preparation fees of any deed of trust;
                  (3)      recording fees for the deed and any deed of trust;
                  (4) premiums for flood and hazard insurance as may be required by Buyer's lender;
                  (5)      one-half of any escrow fee;
                  (6)      copy and delivery fees for delivery of the title
                           commitment and related documents; and
                  (7)      other expenses that Buyer will pay under other
                           provisions of this contract.

13. PRORATIONS, ROLLBACK TAXES, ESTOPPEL CERTIFICATES, RENT, AND DEPOSITS:

         A.       Prorations:
                  (1) Interest on any assumed loan, taxes, rents, and any expense reimbursements from tenants will be prorated through the closing date.
                  (2) If the amount of ad valorem taxes for the year in which the sale closes is not available on the closing date, taxes will be prorated on the basis of taxes assessed in the previous year. If the taxes for the year in which the sale closes vary from the amount prorated at closing, the parties will adjust the prorations when the tax statements for the year in which the sale closes become available. This Paragraph 13A(2) survives closing.
                  (3) If Buyer assumes a loan or is taking the Property subject to an existing lien, Seller will transfer all reserve deposits held by the lender for the payment of taxes, insurance premiums, and other charges to Buyer at closing and Buyer will reimburse such amounts to Seller by an appropriate adjustment at closing.

Initialed for Identification by Buyer JD Seller AK                  Page 8 of 14

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Commercial Contract - Improved Property concerning 2450 Ashdale Dr., Austin,
TX 78757

         B. Rollback Taxes: If Seller changes the use of the Property before closing or if a denial of a special valuation on the Property claimed by Seller results in the assessment of additional taxes, penalties, or interest (assessments) for periods before closing, the assessments will be the obligation of Seller. If this sale or Buyer's use of the Property after closing results in additional assessments for periods before closing, the assessments will be the obligation of Buyer. This Paragraph 13B survives closing.

         C.       Estoppel Certificates: [section deleted by hand]

         D. Rent and Security Deposits: At closing, Seller will tender to Buyer all security deposits and the following advance payments received by Seller for periods after closing: prepaid expenses, advance rental payments, and other advance payments paid by tenants. Rents prorated to one party but received by the other party will be remitted by the recipient to the party to whom it was prorated within 5 days after the rent is received. This Paragraph 13D survives closing.

14.      CASUALTY LOSS AND CONDEMNATION:

         A. If any part of the Property is damaged or destroyed by fire or other casualty after the effective date, Seller must restore the Property to its previous condition as soon as reasonably possible and not later than the closing date. If, without fault, Seller is unable to do so, Buyer may:
                  (1) terminate this contract and the earnest money, less any independent consideration under Paragraph 7B(3)(a), will be refunded to Buyer;
                  (2) extend the time for performance up to 15 days and the closing date will be extended as necessary; or
                  (3)      accept at closing:
                           (i)      the Property in its damaged condition;
                           (ii) an assignment of any insurance proceeds Seller is entitled to receive along with the insurer's consent to the assignment; and
                           (iii) a credit to the sales price in the amount of any unpaid deductible under the policy for the loss.

         B. If before closing, condemnation proceedings are commenced against any part of the Property, Buyer may:
                  (1) terminate this contract by providing written notice to Seller within 15 days after Buyer is advised of the condemnation proceedings and the earnest money, less any independent consideration under Paragraph 7B(3)(a), will be refunded to Buyer; or
                  (2) appear and defend the condemnation proceedings and any award will, at Buyer's election, belong to:
                           (a) Seller and the sales price will be reduced by the same amount; or
                           (b)      Buyer and the sales price will not be
                                    reduced.

Initialed for Identification by Buyer JD Seller AK                  Page 9 of 14

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Commercial Contract - Improved Property concerning 2450 Ashdale Dr., Austin,
TX 78757

15. DEFAULT:

         A. If Buyer fails to comply with this contract, Buyer is in default and Seller may:
                  (1) terminate this contract and receive the earnest money as liquidated damages, thereby releasing the parties from this contract; or
                  (2) enforce specific performance, or seek other relief as may be provided by law, or both.
         B. If, without fault, Seller is unable within the time allowed to deliver the estoppel certificates or the commitment, Buyer may:
                  (1) terminate this contract and receive the earnest money, less any independent consideration under Paragraph 7B(3)(a), as the sole remedy; or
                  (2) extend the time for performance up to 15 days and the closing will be extended as necessary.
         C. Except as provided in Paragraph 15B, if Seller fails to comply with this contract, Seller is in default and Buyer may:
                  (1) terminate this contract and receive the earnest money, less any independent consideration under Paragraph 7B(3)(a), as liquidated damages, thereby releasing the parties from this contract; or
                  (2) enforce specific performance, or seek such other relief as may be provided by law, or both.

16. ATTORNEY'S FEES: If Buyer, Seller, any broker, or any escrow agent is a prevailing party in any legal proceeding brought under or with relation to this contract or this transaction, such party is entitled to recover from the non-prevailing parties all costs of such proceeding and reasonable attorney's fees. This Paragraph 16 survives termination of this contract.

17. ESCROW:

         A. At closing, the earnest money will be applied first to any cash down payment, then to Buyer's closing costs, and any excess will be refunded to Buyer.

         B. If both parties make written demand for the earnest money, escrow agent may require payment of unpaid expenses incurred on behalf of the parties and a written release of liability of escrow agent from all parties.

         C. If one party makes written demand for the earnest money, escrow agent will give notice of the demand by providing to the other party a copy of the demand. If escrow agent does not receive written objection to the demand from the other party within 30 days after the date escrow agent sent the demand to the other party, escrow agent may disburse the earnest money to the party making demand, reduced by the amount of unpaid expenses incurred on behalf of the party receiving the earnest money and escrow agent may pay the same to the creditors.

         D. Escrow agent will deduct any independent consideration under Paragraph 7B(3)(a) before disbursing any earnest money to Buyer and will pay the independent consideration to Seller.

         E. If escrow agent complies with this Paragraph 17, each party hereby releases escrow agent from all claims related to the disbursal of the earnest money.

         F. Notices under this Paragraph 17 must be sent by certified mail, return receipt requested. Notices to escrow agent are effective upon receipt by escrow agent.

18. MATERIAL FACTS:

         A. To the best of Seller's knowledge and belief: (Check (1) or (2) only.)

Initialed for Identification by Buyer JD Seller AK                 Page 10 of 14

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Commercial Contract - Improved Property concerning 2450 Ashdale Dr., Austin,
TX 78757

         [ ]      (1)      Seller is not aware of any material defects to the
                           Property except as stated in the attached Property
                           Condition Statement.

         [X]      (2)      Seller is not aware of any of the following, except
                           as described otherwise in this contract:
                           (a)      any subsurface: structures, pits, waste,
                                    springs, or improvements;
                           (b)      any pending or threatened litigation,
                                    condemnation, or assessment affecting the
                                    Property;
                           (c)      any environmental hazards or conditions that
                                    affect the Property;
                           (d)      whether the Property is or has been used for
                                    the storage or disposal of hazardous
                                    materials or toxic waste, a dump site or landfill, or any underground tanks or containers;
                           (e)      whether radon, asbestos insulation or
                                    fireproofing, urea-formaldehyde foam
                                    insulation, lead-based paint, toxic mold (to the extent that it adversely affects the health of ordinary occupants), or other pollutants or contaminants of any nature now exist or ever existed on the Property;
                           (f)      whether wetlands, as defined by federal or
                                    state law or regulation, are on the
                                    Property;
                           (g)      whether threatened or endangered species or
                                    their habitat are on the Property; and
                           (h)      any material physical defects in the
                                    improvements on the Property.
                           (Describe any exceptions to (a)-(g) in Paragraph 11 or an addendum.)

         B. Each written lease Seller is to furnish to Buyer under this contract must be in full force and effect according to its terms without amendment or modification that is not disclosed to Buyer in writing. Seller must disclose, in writing, to Buyer if any of the following exist at the time Seller provides the leases to the Buyer or subsequently occur before closing:
                  (1) any modifications, amendments, or default by landlord or tenant under the leases;
                  (2) any failure by Seller to comply with Seller's obligations under the leases;
                  (3) any circumstances under any lease that entitle the tenant to terminate the lease or seek any offsets or damages;
                  (4)      any non-occupancy of the leased premises by a tenant;
                  (5)      any advance sums paid by a tenant under any lease;
                  (6) any concessions, bonuses, free rents, rebates, brokerage commissions, or other matters that affect any lease; and
                  (7) any amounts payable under the leases that have been assigned or encumbered, except as security for loan(s) assumed or taken subject to under this contract.

19. NOTICES: All notices between the parties under this contract must be in writing and are effective when hand-delivered, mailed by certified mail return receipt requested, or sent by facsimile transmission to the parties addresses or facsimile numbers stated in Paragraph 1. The parties will send copies of any notices to the broker representing the party to whom the notices are sent.

20. FEDERAL TAX REQUIREMENT: If Seller is a "foreign person" as defined by applicable law, or if Seller fails to deliver at closing an affidavit that Seller is not a foreign person, then Buyer will withhold from the sales proceeds at closing an amount sufficient to comply with applicable tax law and deliver the amount withheld to the Internal Revenue Service (IRS), together with appropriate tax forms. IRS regulations require filing written reports if currency in excess of specified amounts is received in the transaction.

21. DISPUTE RESOLUTION: The parties agree to negotiate in good faith in an effort to resolve any dispute related to this contract that may arise. If the dispute cannot be resolved by negotiation, the parties will submit the dispute to mediation before resorting to arbitration or litigation and will equally share the costs of a mutually acceptable mediator. This paragraph survives termination of this contract. This paragraph does not preclude a party from seeking equitable relief from a court of competent jurisdiction.

22. AGREEMENT OF THE PARTIES:

         A. This contract is binding on the parties, their heirs, executors, representatives, successors, and permitted assigns.

Initialed for Identification by Buyer JD Seller AK                 Page 11 of 14

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Commercial Contract - Improved Property concerning 2450 Ashdale Dr., Austin,
TX 78757

         B. This contract is to be construed in accordance with the laws of the State of Texas.

         C. This contract contains the entire agreement of the parties and may not be changed except in writing.

         D. If this contract is executed in a number of identical counterparts, each counterpart is an original and all counterparts, collectively, constitute one agreement.

         E. Buyer [X] may [ ] may not assign this contract. If Buyer assigns this contract, Buyer will be relieved of any future liability under this contract only if the assignee assumes, in writing, all of Buyer's obligations under this contract.

         F        Addenda which are part of this contract are: (Check all that apply.)
         [ ]      (1)      Property Description Exhibit identified in Paragraph
                           2;
         [ ]      (2)      Condominium Addendum;
         [ ]      (3)      Financing Addendum;
         [ ]      (4)      Commercial Property Condition Statement;
         [ ]      (5)      Addendum for Seller's Disclosure of Information on
                           Lead-Based Paint and Lead-Based Paint Hazards;
         [ ]      (6)      Notice to Purchaser of Real Property in a Water
                           District (MUD);
         [ ]      (7)      Addendum for Coastal Area Property;
         [ ]      (8)      Addendum for Property Located Seaward of the Gulf
                           Intracoastal Waterway; and
         [ ]      (9)      ____________________________________________________.

                  (Note: Counsel for the Texas Association of REALTORS(R) (TAR) has determined that any of the foregoing addendum which are promulgated by the Texas Real Estate Commission (TREC) or published by TAR are appropriate for use with this form.)

23. TIME: Time is of the essence in this contract. The parties require strict compliance with the times for performance. If the last day to perform under a provision of this contract falls on a Saturday, Sunday, or legal holiday, the time for performance is extended until the end of the next day which is not a Saturday, Sunday, or legal holiday.

24. EFFECTIVE DATE: The effective date of this contract for the purpose of performance of all obligations is the date the escrow agent receipts this contract after all parties execute this contract.

25. ADDITIONAL NOTICES:

         A. Buyer should have an abstract covering the Property examined by an attorney of Buyer's selection, or Buyer should be furnished with or obtain a title policy.

         B. If the Property is situated in a utility or other statutorily created district providing water, sewer, drainage, or flood control facilities and services, Chapter 49, Texas Water Code, requires Seller to deliver and Buyer to sign the statutory notice relating to the tax rate, bonded indebtedness, or standby fees of the district before final execution of this contract.

         C. If the Property adjoins or shares a common boundary with the tidally influenced submerged lands of the state, ss.33.135, Texas Natural Resources Code, requires a notice regarding coastal area property to be included as part of this contract.

         D. If the Property is located seaward of the Gulf Intracoastal Waterway, ss.61.025, Texas Natural Resources Code, requires a notice regarding the seaward location of the Property to be included as part of this contract.

Initialed for Identification by Buyer JD Seller AK                 Page 12 of 14

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Commercial Contract - Improved Property concerning 2450 Ashdale Dr., Austin,
TX 78757

         E. If the Property is located outside the limits of a municipality, the Property may now or later be included in the extra-territorial jurisdiction (ETJ) of a municipality and may now or later be subject to annexation by the municipality. Each municipality maintains a map that depicts its boundaries and ETJ. To determine if the Property is located within a municipality's ETJ, Buyer should contact all municipalities located in the general proximity of the Property for further information.

         F. If apartments or other residential units are on the Property and the units were built before 1978, federal law requires a lead-based paint and hazard disclosure statement to be made part of this contract.

         G. Brokers are not qualified to perform property inspections, surveys, engineering studies, environmental assessments, or inspections to determine compliance with zoning, governmental regulations, or laws. Buyer should seek experts to perform such services. Selection of experts, inspectors, and repairmen is the responsibility of Buyer and not the brokers.

26. CONTRACT AS OFFER: The execution of this contract by the first party constitutes an offer to buy or sell the Property. Unless the other party accepts the offer by 5:00 p.m., in the time zone in which the Property is located, on June 3, 2005 the offer will lapse and become null and void.

READ THIS CONTRACT CAREFULLY. The brokers and agents make no representation or recommendation as to the legal sufficiency, legal effect, or tax consequences of this document or transaction. CONSULT your attorney BEFORE signing.

Buyer's Attorney is ____________________    Seller's Attorney is _______________

Buyer: /s/ John DiMeglio                    Seller: /s/ Aaron Kaplan
By:                                         By:
Printed Name: John DiMeglio                 Printed Name: Aaron Kaplan
Title:                                      Title:
Buyer:                                      Seller:
By:                                         By:
Printed Name:                               Printed Name:
Title:                                      Title:

Initialed for Identification by Buyer JD Seller AK                 Page 13 of 14

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Commercial Contract - Improved Property concerning 2450 Ashdale Dr., Austin,
TX 78757

                            AGREEMENT BETWEEN BROKERS

Principal Broker agrees to pay _____ (Cooperating Broker) a fee of $_____ or ____% of the sales price when the Principal Broker's fee is received. Escrow agent is authorized and directed to pay Cooperating Broker from Principal Broker's fee at closing. This Agreement Between Brokers supersedes any prior offers and agreements for compensation between brokers.

Cooperating Broker                                        Principal Broker
By:                                                       By:


                                 ESCROW RECEIPT
Escrow agent acknowledges receipt of:
[X]  A.    the contract on this day June 1, 2005 (effective date);
[ ]  B.    earnest money in the amount of $_____ in the form of _____ on _____.

Escrow Agent:                                             Address:
By:
Phone:                                                    Fax:

Initialed for Identification by Buyer JD Seller AK                 Page 14 of 14

                        TEXAS ASSOCIATION OF REALTORS(R)


                          COMMERCIAL CONTRACT AMENDMENT


       AMENDMENT TO COMMERCIAL CONTRACT BETWEEN THE UNDERSIGNED BUYER AND SELLER CONCERNING THE PROPERTY AT:
                       2450 Ashdale Dr., Austin, TX 78757

Seller and Buyer amend the contract as follows: (Check all applicable boxes.)

[ ]      A.       Sales Price. The sales price in Paragraph 3 of the contract is changed to:
                  Cash portion payable by Buyer at closing                $_____
                  Sum of all financing described in the contract          $_____
                  Sales price (sum of cash portion and sum of all
                    financing)                                            $_____

[ ]      B.       Property Description. The sales Property's legal description in Paragraph 2A of the contract is changed to:

[ ]      C.       Repairs. Buyer accepts the Property in its present condition except that Seller, at Seller's expense, will complete the following before closing:

Initialed for Identification by Buyer JD Seller AK                   Page 1 of 2

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Commercial Contract - Improved Property concerning 2450 Ashdale Dr., Austin,
TX 78757

[ ]      D.       Extension of Feasibility Period. Buyer's right to terminate under Paragraph 7B(3) of the contract is extended until 11:59 p.m. on _____. (Check only one box.)

         [ ]      (1)      The independent consideration for Buyer's right to
                           terminate, that will be deducted from the earnest money if Buyer terminates the contract under Paragraph 7B(3)(a), is increased to a total amount of $_____. (Insert an amount that is greater than the amount sated in Paragraph 7B(3)(a) of the contract).

         [ ]      (2)      Buyer has paid Seller an additional non-refundable
                           fee of $_____ for the extension.

[ ]      E.       Closing. The closing date in Paragraph 9A of the contract is changed to _____.

[ ]      F.       Expenses. At closing Seller will pay the first $_____ of
                  Buyer's expenses under Paragraph 12 of the contract.

[ ]      G.       Waiver of Right to Terminate. Upon final acceptance of this
                  Amendment, Buyer waives the right to terminate under Paragraph
                  7B(3) of the contract.

[ ]      H.       Other Modifications. Both Buyer and Seller agree, that the
                  $20,000 earnest money will be held by the lender. Also, the $20,000 earnest money has become non-refundable to the Seller.
                  At closing, the Seller shall credit the $20,000 earnest to the purchase price for the Purchaser.


Buyer: /s/ John DiMeglio                          Seller: /s/ Aaron A. Kaplan
By:                                               By:
Printed Name: John DiMeglio                       Printed Name: Aaron A. Kaplan
Title:                                            Title:
Buyer:                                            Seller:
By:                                               By:
Printed Name:                                     Printed Name:
Title:                                            Title:

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